                                                                   Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and related prospectuses of U.S. Bancorp (formed as a result of the August 1, 1997 merger of First Bank System, Inc. and the former U.S. Bancorp) of our report dated January 31, 1997 with respect to the supplemental consolidated financial statements of U.S. Bancorp included in its Current Report on Form 8-K dated September 30, 1997, filed with the Securities and Exchange Commission.

             Registration
    Form     Statement No.               Purpose
    ----     -------------               -------

    S-8         33-16242        1987 Stock Option Plan
    S-8         33-42333        Employee Stock Purchase Plan
    S-8         33-55932        WCIC Options
    S-8         33-52835        1988 Equity Participation Plan
    S-8        333-01099        FirsTier Financial, Inc. Omnibus Equity Plan
                                  (as assumed by First Bank System, Inc.)
    S-8        333-01421        1994 & 1991 Stock Incentive Plan
    S-8        333-02623        1996 Stock Incentive Plan
    S-8        333-02621        Amended & Restated Employee Stock Purchase Plan
    S-8        333-21291        Capital Accumulation Plan
    S-8        333-32653        Employee Investment Plan
    S-8        333-32635        1997 Stock Incentive Plan

    S-3         33-33508        Dividend Reinvestment Plan
    S-3         33-57169        Metropolitan Financial Corporation warrants
    S-3         33-58521        $1 billion shelf registration
    S-3         33-61667        Warrants for settlement of Edina Realty
                                  litigation
    S-3         33-62251        Southwest Holdings, Inc. acquisition
    S-3        333-01455        $1.5 billion universal shelf registration
    S-3        333-02983        Automatic Dividend Reinvestment and Common
                                  Stock Purchase Plan
    S-3        333-32701        Automatic Dividend Reinvestment and Common
                                  Stock Purchase Plan (1997 DRIP)

    S-4        333-16991        $300 million Capital Securities


/s/ Deloitte & Touche LLP
Portland, Oregon
September 30, 1997